UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

May 11, 2010
Date of Report (Date of Earliest Event Reported)

HOSPIRA, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

1-31946	20-0504497
(Commission File Number)	(I.R.S. Employer Identification No.)

275 N. Field Drive
Lake Forest, Illinois 60045
(Address Of Principal Executive Offices, including Zip Code)

Registrant’s Telephone Number, Including Area Code:  (224) 212-2000

Not Applicable
(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Mr. Ronald A. Matricaria has resigned for personal reasons from Hospira, Inc’s (“Hospira”) Board of Directors, effective at the end of the second quarter, June 30, 2010.

Item 5.07	Submission of Matters to a Vote of Security Holders

Hospira held its annual meeting of shareholders on May 11, 2010.  The following is a summary of the matters voted on at that meeting.

(1)                                  The persons elected to Hospira’s Board of Directors to hold office until the annual meeting in 2013 and the number of shares cast for and against, and the number of abstentions and broker non-votes, with respect to the persons elected were as follows:

Director	Votes For	Votes Against	Abstain	Broker Non-Votes
Connie R. Curran	130,633,883	2,078,691	123,541	11,501,104
Heino von Prondzynski	128,499,585	4,178,002	158,528	11,501,104
Mark F. Wheeler	130,595,631	2,109,480	131,004	11,501,104

(2)                                  The shareholders ratified the appointment of Deloitte & Touche LLP as Hospira’s auditors for 2010.  The number of shares cast in favor and against, and the number of abstentions and broker non-votes were as follows:

Votes For	Votes Against	Abstain	Broker Non-Votes
143,983,053	256,549	97,617	0

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOSPIRA, INC.

Dated: May 14, 2010	/s/ Brian J. Smith
	By:	Brian J. Smith
	Its:	Senior Vice President, General Counsel and Secretary